SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 31, 2000

                            USA SERVICE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


     Colorado                              0-22095                 84-1039267
 (State or  other  jurisdiction of        (Commission        (I.R.S. Employer
  incorporation  or organization)         File Number)       Identification No.)

        1750 University Drive, Suite 117
            Coral Springs, Florida                               33071
     (Address of principal executive offices)                 (Zip Code)

                                 (954) 796-8060
              (Registrant's telephone number, including area code)


                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report)




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Item 5. Other Events

      Subsequent to September 30, 1999 the Company sold 5,893,097 shares of its common stock to private investors at a price of $0.34 per share. The Company paid commissions of $197,000 in connection with the sale of these shares.

      In January 2000 the Company issued 694,973 shares of its common stock to John Calebrese, an officer, director and principal shareholder of the Company, in settlement of $1,817,426 owed to Mr. Calebrese by the Company.

      Also in January 2000 issued 316,192 shares of its common stock to other creditors in settlement of $650,000 owed to these creditors by the Company.

      The following proforma balance sheet reflects these transactions as if they had occurred on September 30, 1999.


                           September 30, 1999                September 30, 1999
                                (as reported)   Adjustments      (proforma)

CURRENT ASSETS                $3,387,339      $1,806,652 (1)    $5,193,991

TOTAL ASSETS                   4,418,248       1,806,652 (1)     6,224,900

CURRENT LIABILITIES            2,200,289      (1,500,000) (2)      700,289

TOTAL LIABILITIES              3,767,715      (2,467,426) (2)    1,300,289

STOCKHOLDERS' EQUITY             650,533       1,806,652 (1)     4,924,611
                                               2,467,426 (2)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY          $4,418,248                         6,224,900


1. Reflects issuance of common stock for cash, less sales commissions.

2. Reflects issuance of common stock in payment of debt.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       USA SERVICE SYSTEMS, INC.



                                    By    /s/ John Calebrese
                                         John Calebrese, Chief Executive Officer

DATE: February 4, 20000


East Coast Short 8-K 2-00